SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2006

Covad Communications Group, Inc.
(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-32588	77-0461529

(Commission File Number)	(IRS Employer Identification No.)

110 Rio Robles San Jose, California	95134-1813

(Address of principal executive offices)	(Zip code)
(408) 952-6400

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: Entry into a Material Definitive Agreement
     On August 1, 2006, Covad Communications Group, Inc. (“Covad” or the “Company”) appointed Patrick Bennett as its Executive Vice President, Market Development. Mr. Bennett will receive an annual base salary of $300,000 and will be eligible to participate in Covad’s 2006 Bonus Plan, with a target bonus of 60% of his annual base salary. Mr. Bennett will also be eligible to participate in Covad’s Executive Severance Plan. Mr. Bennett previously served as an Executive Vice President of the Company until December 14, 2005.
     Mr. Bennett entered into a Change in Control Agreement (“Change in Control Agreement”) with Covad, dated August 1, 2006. The Change in Control Agreement provides, among other things, that if Mr. Bennett’s employment is terminated under specified circumstances following a change in control, Mr. Bennett will be entitled to receive special termination benefits, including a lump sum payment of one year’s base salary and bonus. The special termination benefits are generally payable if Covad terminates Mr. Bennett without cause within one year following a change in control. The special benefits are also payable if Mr. Bennett resigns as a result of specified actions taken by Covad (including a reduction in his compensation or responsibilities or a change in his job location) within one year following a change in control.
     In addition, it has been recommended to the Management Compensation Committee that Mr. Bennett be granted an option to purchase 50,000 shares of Covad’s Common Stock at an exercise price per share equal to the closing price for Covad common stock on the date the option is granted, which is expected to be the last trading day of August 2006. The option would vest over a four year period, twenty-five percent of which would vest on August 1, 2007 and the remainder of which would vest on a monthly basis thereafter. This grant would be made pursuant to Covad’s stockholder-approved 1997 Stock Plan.
     The foregoing summary of the Change in Control Agreement is not intended to be a complete description of all of the terms thereof. For further information, please see the copy of the above agreement that is included as an exhibit to this report and incorporated herein by reference.
ITEM 9.01: Financial Statements and Exhibits
     (c) Exhibits

10.1	Change of Control Agreement between Covad Communications Group, Inc. and Patrick Bennett

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 1, 2006

By:	/s/ Jim Kirkland
Jim Kirkland
Senior Vice President, Strategic Development, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Change of Control Agreement between Covad Communications Group, Inc. and Patrick Bennett